EXHIBIT 32.2

Certification Pursuant To
Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, in the capacities and on the date indicated below, hereby certifies that:

1.    This quarterly report of FBO Air, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of FBO Air, Inc.

Date: November 20, 2006	By:	/s/ Keith P. Bleier
Keith P. Bleier,
Chief Financial Officer
Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to FBO Air, Inc. and will be retained by FBO Air, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.